UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Base Salary, 2014 Bonus Target and 2013 Total Bonus Payment

On March 26, 2014, the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (the “Company”), approved a 2014 base salary for William Lis (the “2014 Base Salary”), Chief Executive Officer of the Company, in the amount of $450,000 (effective retroactively to January 1, 2014), and a 2014 bonus target for Mr. Lis at 70% of the 2014 Base Salary.

On March 28, 2014, the Board approved a cash bonus of $216,750 payable to Mr. Lis in connection with the Company’s and Mr. Lis’ job performance from December 31, 2012 through December 31, 2013.

The Compensation Committee of the Board and the Board annually evaluate the performance, and determine the compensation of the Company’s executive officers based on the their assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar pharmaceutical companies. The Company’s 2014 compensation program includes 2014 cash incentive bonuses with pre-defined target payouts as a percentage of base salary based on achievement of corporate and individual objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.
Dated: April 2, 2014
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer